Exhibit 10.2

AMENDMENT TO

FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION

THIS AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION (the “Agreement”) is entered into as of October 14, 2022 by and between TREES Corporation (f/k/a General Cannabis Corp.), a corporation organized under the laws of Colorado, (“Parent”), Trees Colorado LLC, a limited liability company organized under the laws of Colorado that is a disregarded entity for federal income tax purposes since it is wholly-owned by Standard Cann, Inc. (a wholly-owned subsidiary of Parent) (“Acquirer”), or the assigns of Parent and Acquirer, TDM, LLC, a limited liability company organized under the laws of Colorado that has elected to be treated as an S Corp for Tax purposes (“TDM”), Station 2, LLC, a limited liability company organized under the laws of Colorado that has elected to be treated as an S Corp for Tax purposes (“Station 2”) (each S Corp, collectively with their respective subsidiaries, affiliates and assigns, “Acquired Corporation” or “Acquired Corporations”), and Timothy Brown, an individual residing in Colorado (“Member”). Parent, Acquirer, Acquired Corporation (each together with their respective subsidiaries, affiliates and assigns) and Member are sometimes referred to individually as a “Party” and collectively as the “Parties.”

Recitals

A.The Parties entered into that certain Agreement and Plan of Reorganization and Liquidation dated April 18, 2021 (“Original Plan”) and that certain First Amended and Restated Agreement and Plan of Reorganization and Liquidation dated May 28, 2021 (“First Amended Plan” and together with the Original Plan, the “Plan”).

B.The Parties wish to amend the Plan as set forth herein.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	Removal of Station 2. Station 2 is hereby removed and deleted from the Plan such that the only Acquired Corporation party to the Plan is TDM.

2.	Station 2 References. All references to Station 2 contained in the Plan are hereby removed and deleted consistent with this Amendment.
3.

New APA for Station 2.  The Parties hereby agree to enter into that certain Asset Purchase Agreement of even date herewith for the sale of substantially all of the assets of Station 2 to Parent and Acquirer, substantially in the form annexed hereto.

4.	Remaining Terms and Conditions. All terms and conditions contained in the Plan and not otherwise amended pursuant to this Amendment shall remain in full force and effect in accordance therewith.
5.

Counterparts.  This Amendment may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  This Amendment may be executed and delivered via electronic, PDF, DocuSign or similar process.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first above written.

TREES CORPORATION			TDM LLC

By:			By:
	Name:	Adam Hershey		Name:	Timothy Brown
	Title:	Interim Chief Executive Officer		Title:	Managing Member

TREES COLORADO LLC			STATION 2 LLC

By:			By:
	Name:	Adam Hershey		Name:	Timothy Brown
	Title:	Interim Chief Executive Officer		Title:	Managing Member

TIMOTHY BROWN